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                                                                    EXHIBIT 3.30

FORM: LIMITED LIABILITY COMPANY ARTICLES OF ORGANIZATION

                  LLC ARTICLES OF ORGANIZATION (Domestic & foreign - T.11,
Ch.21)

This form should be filled out in full, printed, and returned, with the fee, to the Secretary of State's Office, 81 River Street, Drawer 09, Montpelier, VT 05609. Because a signature and fee is required we are not able to accept this on-line. We suggest that you consult an attorney if you have any legal questions regarding LLC filings.

Name of LLC:  [99 Restaurants of Vermont, LLC                                  ]
(Name must contain the words Limited Liability Company, LLC , LC)

Organized under the laws of the state (or country) of: [Vermont                ]
A Foreign LLC must attach a good standing certificate, dated no earlier than 30 days prior to filing from its State of origin.

Principal Office: [3038 Sidco Drive                                            ]
[Nashville        ]  [Tennessee                ]  [37204            ]

Registered Agent:  [CT Corporation System                                      ]
Agent's street & po box: [148 College Street                                   ]
[Burlington       ]  [Vermont                  ]  [05401            ]

The fiscal year ends the month of: [DEC ]. (DEC will be designated as the month your year ends unless you state differently.) Each company under this title is required to file an annual report within 2 -1/2 months of the close of its fiscal year. Failure to file may result in termination of the its authority. A pre-printed form will be mailed to your agent when the report is due.

Is this a term LLC? [ ] Yes [X] No If Yes, state the duration of its term: duration An LLC is an At-Will Company unless it is designated in its articles of organization as a Term Co)

This is a MANAGER-MANAGED company? [ ]Yes [X] No If yes, list name & address below:

[Manager/name/address                                                          ]
[Manager/name/address                                                          ]
[Manager/name/address                                                          ]

Are members personally liable for debts & obligations under T.11, Section 3043(b)? [ ] Yes [X] No

Printed Name [Derek S. Hughey ] Signature /s/ Derek S. Hughey, Organizer
[11/13/02]                                ------------------------------

Organizer's address: [315 Deaderick Street, Suite 2700                         ]
[Nashville        ]  [Tennessee                ]  [37238            ]

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FEES: Vermont Domestic = $75.00 Foreign (non-Vermont) = $100.00 Print & file in
duplicate. If a delayed effective date is not specified [       ] (no later than
90 days after filing), it is effective the date it is approved.

In the event that there is a problem with your application, give us an email address or a phone number so we can serve you faster: [dhughey@bassberry.com
                  ]